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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                      0-23108                    Not required
      --------                      -------                  ----------------
(State of organization)       (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                                19720
--------------------                                                -----
(Address of principal                                            (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                          Name of each exchange
Title of each class                                       on which each class
to be so registered                                       is to be registered
-------------------                                       ----------------------
     None                                                        None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2001-4 Floating Rate Class A Credit Card Pass-Through Certificates Series 2001-4 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)



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Item 1. Description of Registrant's Securities to be Registered.

           Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated April 6, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066) and "The Certificates" on pages S-31 to S-44 of the Prospectus Supplement dated April 6, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066).

Item 2. Exhibits

           Exhibit 4.1(a)  Pooling and Servicing Agreement, dated as of
                           October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

           Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

           Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).



                                     Page 2
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           Exhibit 4.1(d)  Third Amendment to Pooling and Servicing Agreement,
                           dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

           Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

           Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

           Exhibit 4.2 Series Supplement, dated as of April 17, 2001, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2001-4, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 17, 2001).



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           Exhibit 99.1    Prospectus Supplement dated April 6, 2001 and
                           Prospectus dated April 6, 2001 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2001-4.



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Discover Card Master Trust I
                                                  (Registrant)

                                            By:  Discover Bank
                                                  (Originator of the Trust)


Dated: April 17, 2001                       By: /s/ Michael F. Rickert
                                               ------------------------------
                                               Michael F. Rickert
                                               Vice President, Chief
                                               Accounting Officer and Treasurer




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                                  EXHIBIT INDEX

Exhibit No.                                                                                       Page
-----------                                                                                       ----
      4.1 (a)            Pooling and Servicing Agreement, dated as of October 1, 1993,             ---
                         between Discover Bank (formerly Greenwood Trust Company) as
                         Master Servicer, Servicer and Seller and U.S. Bank National
                         Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                         National Association) as Trustee (incorporated by reference to
                         Exhibit 4.1 of Discover Card Master Trust I's Registration
                         Statement on Form S-1 (Registration No. 33-71502), filed on
                         November 10, 1993).

      4.1 (b)            First Amendment to Pooling and Servicing Agreement, dated as of           ---
                         August 15, 1994, between Discover Bank (formerly Greenwood Trust
                         Company) as Master Servicer, Servicer and Seller and U.S. Bank
                         National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                         Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
                         Current Report on Form 8-K, dated August 1, 1995 and filed on
                         August 10, 1995, File No. 0-23108).

      4.1(c)             Second Amendment to Pooling and Servicing Agreement, dated as of          ---
                         February 29, 1996, between Discover Bank (formerly Greenwood
                         Trust Company) as Master Servicer, Servicer and Seller and U.S.
                         Bank National Association (formerly First Bank National
                         Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                         (incorporated by reference to Exhibit 4.4 of Discover Card
                         Master Trust I's Current Report on Form 8-K, dated April 30,
                         1996 and filed on May 1, 1996, File No. 0-23108).



                              Page 6
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
      4.1(d)             Third Amendment to Pooling and Servicing Agreement, dated as of           ---
                         March 30, 1998, between Discover Bank (formerly Greenwood Trust
                         Company) as Master Servicer, Servicer and Seller and U.S. Bank
                         National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                         Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's
                         Registration Statement on Form 8-A filed April 13, 1998, File
                         No. 0-23108).

      4.1(e)             Fourth Amendment to Pooling and Servicing Agreement, dated as of          ---
                         November 30, 1998, between Discover Bank (formerly Greenwood
                         Trust Company) as Master Servicer, Servicer and Seller and U.S.
                         Bank National Association (formerly First Bank National
                         Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                         (incorporated by reference to Exhibit 4.1 of Discover Card
                         Master Trust I's Current Report on Form 8-K dated November 30,
                         1998, File No. 0-23108).

      4.1(f)             Fifth Amendment to Pooling and Servicing Agreement, dated as of           ---
                         March 30, 2001, between Discover Bank (formerly Greenwood Trust
                         Company) as Master Servicer, Servicer and Seller and U.S. Bank
                         National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                         Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                         Current Report on Form 8-K dated March 30, 2001, File No.
                         0-23108).


                              Page 7
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
     4.2                 Series Supplement, dated as of April 17, 2001,            ---
                         between Discover Bank as Master Servicer,
                         Servicer and Seller and U.S. Bank National
                         Association as Trustee, with respect to Series
                         2001-3, including form of Class A Certificate
                         and form of Class B Certificate (incorporated by
                         reference to Exhibit 4.1 of Discover Card Master
                         Trust I's Current Report on Form 8-K, dated
                         April 17, 2001).

    99.1                 Prospectus Supplement dated April 6, 2001 and             ---
                         Prospectus dated April 6, 2001 with respect to
                         the Floating Rate Class A Credit Card
                         Pass-Through Certificates and the Floating Rate
                         Class B Credit Card Pass-Through Certificates of
                         Discover Card Master Trust I, Series 2001-4.




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